EXHIBIT 10.9

LOAN AGREEMENT

THIS LOAN AGREEMENT (the “Agreement”) is made as of the 30th day of August 2013, by and between AirPatrol Corporation, a Nevada corporation, having an address at 9861 Broken Land Parkway, Suite 204, Columbia, MD 21046 (the “Borrower”), and Sysorex Global Holdings Corp., a Nevada corporation, having an address at 3375 Scott Blvd., Suite 440, Santa Clara, CA 95054 (the “Lender”), in connection with a term loan evidenced by a Secured Promissory Note (as amended, restated, supplemented or otherwise modified from time to time, the “Note”) in the original principal amount of One Million Dollars ($1,000,000.00) dated the date hereof payable to the Lender and due on February 30, 2014, and any subsequent loans from Lender to the Borrower (collectively, the “Loan”) pursuant to the terms and conditions of the Note and the Security Agreement and made a part hereof (with this Agreement, together with such other loan documents as are entered into between the Borrower and the Lender in connection with the Loan, as amended, restated, supplemented or otherwise modified from time to time, being hereafter collectively referred to as the “Loan Documents”).

SECTION I

REPRESENTATIONS AND WARRANTIES

In order to induce the Lender to make the Loan, the Borrower represents and warrants to the Lender that, as of the date hereof:

1.1.

Qualifications.  The Borrower (a) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, and (b) has its address located at the addresses shown in the preamble to this Agreement.

1.2.

Authority.  The execution, delivery and performance of this Agreement and the transactions contemplated hereby are within the power and authority of the Borrower and have been authorized by all necessary proceedings, and do not and will not:

(a)

require any consent or approval of anyone, other than those consents and approvals, if any, previously obtained;

(b)

contravene any provision of any charter or organizational documents or other agreements of the Borrower or, except as would not reasonably be expected to have a material adverse effect on the assets or business of the Borrower, any law, rule or regulation applicable to the Lender; or

(c)

except as would not reasonably be expected to have a material adverse effect on the assets or business of the Borrower, contravene any provision of, or constitute an event of default or event that, but for the requirement that time elapse or notice be given, or both, would constitute an event of default under, any other agreement, instrument, order or undertaking binding on the Borrower.

1.3.

Valid Obligations.  The Loan Documents and all of their terms and provisions are the legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

1.4.

Defaults.  No default exists under the terms of the Loan Documents, nor is the Borrower in breach of any of the terms, covenants and conditions set forth within this Agreement.

1.5.

Taxes.  The Borrower has filed all federal, state and other material tax returns which were due prior to the date of this Agreement, and all material taxes, assessments and other governmental charges due from the Borrower prior to or as of the date hereof have been fully paid.

1.6.

Litigation.  There is no litigation, arbitration, proceeding or investigation pending, or, to the knowledge of the Borrower against the Borrower that, if adversely determined, would result in a material judgment not fully covered by insurance or would otherwise have a material adverse effect on the assets or business of the Borrower.

1.7.

Taxes and Charges Relating to the Agreement.  All state and local recording, franchise, stamp, documentary and other governmental charges and assessments required to be paid in connection with the execution, delivery, filing or recordation of, or as a condition to, the enforcement of the Loan Documents, or the Lender's lien on or security interest in any collateral, have been duly paid.

1.8.

Accurate Information.  All information now and hereafter furnished to Lender, is and will be true, correct and complete in all material respects.  Any such information relating to Borrower's financial condition will accurately reflect Borrower's financial condition as of the date(s) thereof.

1.9.

Asset Ownership.  Borrower has good and marketable title to all of their properties and assets, reflected on the balance sheets and financial statements and, except for Permitted Encumbrances (as defined below), all such properties and assets are free and clear of mortgages, security deeds, pledges, liens, charges, and all other encumbrances.

SECTION II

AFFIRMATIVE COVENANTS

So long as any of the Loan or other obligations (other than any unasserted claims for expense reimbursement) of the Borrower to the Lender under any Loan Document remains outstanding, the Borrower covenants as follows:

2.1.

Financial Statements.

(a)

The Borrower shall furnish the Lender annually with audited financial statements prepared by a Certified Public Accountant reasonably acceptable to the Lender (it being agreed by the Lender that the auditor of the Borrower as of the date hereof is acceptable to the Lender) within ninety (90) days from the end of each fiscal year.

(b)

The Borrower shall furnish the Lender with quarterly internally prepared financial statements within forty-five (45) days of each calendar quarter ended.

(c)

The Lender reserves, from time to time, the right to request and receive additional financial information as deemed commercially reasonable.

2.2

Conduct of Business.  The Borrower shall:

(a)

duly observe and comply in all material respects with all applicable laws and valid requirements of any governmental authorities relative to the Borrower’s conduct of its business and to its property and assets, and shall maintain and keep in full force and effect all licenses and permits necessary in any material respect to the proper conduct of its business; and

(b)

remain engaged substantially in the businesses presently operated by the Borrower and other activities reasonably related or ancillary thereto.

2.3.

Maintenance and Insurance.  The Borrower shall maintain its properties in good repair, working order and condition, ordinary wear and tear excepted, as required for the normal conduct of its business.  The Borrower shall at all times maintain with financially sound and reputable insurers, liability and casualty insurance customary for persons or companies engaged in businesses similar to that of the Borrower including in any event fire and extended coverage and theft, and casualty insurance covering any collateral, shall, in addition to being in amounts, containing such terms, in such form, and for such periods as may be reasonably satisfactory to the Lender (it being agreed by the Lender that the Borrower’s insurance coverage as of the date hereof is satisfactory to the Lender), such insurance is to be payable to the Lender (as loss payee and additional insured) and the Borrower as their interests may appear.

2.4.

Taxes.  Borrower shall pay or cause to be paid all federal, state and other material taxes, assessments or governmental charges on or against it or its properties on or prior to the time when they become due except for such taxes which the Borrower is contesting in good faith.

2.5.

Inspection and Verification of Accounts.  The Borrower shall permit the Lender or its designees, at any reasonable time and upon reasonable notice during regular business hours (or if an Event of Default shall have occurred and is continuing, at any time and without prior notice), and subject to the confidentiality provisions set forth herein, to (i) visit and inspect the properties of the Borrower, (ii)  examine and make copies of and take abstracts from the books and records of the Borrower, and (iii) discuss the affairs, finances and accounts of the Borrower with their appropriate officers, and accountants and the employees of the Borrower; provided that if no Event of Default exists and is continuing under the Loan, the Lender shall not conduct such field exams/audits more than one (1) time per each calendar year.

2.6.

Further Assurance.  At any time and from time to time the Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by the Lender to affect the purposes of the Loan Documents.

SECTION III

NEGATIVE COVENANTS

So long as any of the Loan or other obligation (other than any unasserted claims for expense reimbursement) of the Borrower to the Lender under any Loan Document remains outstanding, the Borrower covenants as follows:

3.1.

Contingent Liabilities.  The Borrower shall not create, incur, assume, guarantee or remain liable with respect to any guarantees affecting the property of the Borrower other than guarantees in favor of the Lender or any of its affiliates or guarantees otherwise constituting debt permitted under Section 3.5.

3.2.

Encumbrances.  The Borrower shall not, without the prior written consent of the Lender, create, incur, assume or suffer to exist any mortgage, pledge, security interest, lien or other charge or encumbrance of any of the Borrower’s property other than Permitted Encumbrances, which consent will not be unreasonably withheld or delayed. For purposes hereof, “Permitted Encumbrances” shall mean:  (a) liens in favor of the Lender; (b) liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Borrower; provided, that, the lien shall have no effect on the priority of the liens in favor of the Lender or the value of the assets in which the Lender has such a lien and a stay of enforcement of any such lien shall be in effect; (c) liens disclosed in the financial statements, if any, delivered to the Lender on or before the closing date; (d) deposits or pledges to secure obligations under worker’s compensation, social security or similar laws, or under unemployment insurance; (e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, subleases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of Borrower’s business; (f) judgment liens that have been stayed or bonded and are being contested in good faith by Borrower and mechanics’, workers’, materialmen’s, carriers’, warehousemen’s or other like liens arising in the ordinary course of Borrower’s business with respect to obligations which are not due or which are being contested in good faith by Borrower; (g) liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that any such lien shall not encumber any other property of Borrower; (h) other liens incidental to the conduct of Borrower’s business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the Lender’s rights in and to the collateral or the value of Borrower’s property or assets or which do not materially impair the use thereof in the operation of Borrower’s business; (i) any interest or title of a lessor or sublessor under any lease or sublease permitted by this Agreement; (j) liens disclosed on Schedule 3.2 hereto; (k) leases, subleases, licenses or sublicenses granted to others in the ordinary course of the Borrower’s business and not interfering in any material respect with the business of the Borrower; (l) liens that are contractual rights of set-off relating to (i) depository relations with banks not given in connection with the issuance of debt for borrowed money, (ii) pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations or (iii) purchase orders and other agreements with customers in the ordinary course of the Borrower’s business; (m) liens arising by virtue of any statutory or common law provision related to bankers’ liens, rights of set-off or similar rights; and (n) liens in favor of customs and revenue authorities arising as a matter of law.

3.3.

Merger, Consolidation; Sale or Lease of Assets.  The Borrower shall not sell all or substantially all of its assets, nor liquidate, merge or consolidate into or with any person or entity.

3.4

Prepayment of Other Debt.  The Borrower shall not retire any long-term debt entered into prior to the date of this Agreement at a date in advance of its legal obligation to do so.

3.5

Prohibition on Loans and Advances. The Borrower shall not, without the prior consent of the Lender, borrow money from any other lender or draw an advance on any other credit facility or incur any other debt evidenced by bonds, debentures, notes or similar instruments or debt for the deferred purchase of property or services (other than such obligations accrued in the ordinary course), to the extent the same would be required to be shown as a long-term liability on a balance sheet prepared in accordance with U.S. generally accepted accounting principles, secured or unsecured, other than Permitted Debt.  For purposes hereof, “Permitted Debt” shall mean:  (i) debt payable to the Lender including, but not limited to, the Loan; (ii) the Secured Convertible Promissory Notes described on Schedule 3.5 hereto, which are the sole promissory notes of the Borrower and subject to a subordination agreement entered into on the date hereof; (iii) debt owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance in the ordinary course of the Borrower’s business; (iv) in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case provided in the ordinary course of the Borrower’s business; (v) debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of the Borrower’s business; (vi) debt incurred in connection with the acquisition of fixed assets; (vii) debt pursuant to guarantees permitted under Section 3.1; (viii) debt consisting of (a) the financing of insurance premiums or (b) take or pay obligations contained in supply arrangements, in each case, in the ordinary course of the Borrower’s business; and (ix) debt representing deferred compensation to employees incurred in the ordinary course of the Borrower’s business.

SECTION IV

DEFAULT

4.1

The Borrower shall be in default under this Agreement, the Loan and all of the Loan Documents upon the happening of any of the following events or conditions:

(a)

Failure by the Borrower to make any principal payment due under the Loan Documents when due or to make any other payment due under the Loan Documents within three (3) business dates of the date when due;

(b)

Failure by the Borrower to observe or perform any other (non-payment) covenant, condition or agreement to be observed or performed under this Agreement, the Loan Documents, or any other agreement between the Borrower and Lender, for a period of twenty (20) business days after written notice of such failure has been given to Borrower;

(c)

The making by the Borrower, or the making by anyone acting with express authority from the Borrower on the  Borrower’s behalf, of a materially false or misleading representation to Lender which has a material adverse effect on the  Borrower, its assets, business operations or its ability to repay the Loan in full;

(d)

(i) Failure by the Borrower to pay when due any principal of or interest on or any other amount payable in respect of one or more items of debt (other than debt referred to in Section 4.1(a)) in a principal amount of $50,000 or more beyond the end of any grace period provided therefor; or (ii) any breach or default by the Borrower with respect to any other material term of one or more items of debt in the amount referred to in clause (i) above if the effect of such breach or default is to cause, or to permit the holder or holders of that debt to cause, that debt to become or be declared due and payable prior to its stated maturity;

(e)

Failure by the Borrower to pay any federal, state or other material taxes when due, excluding such non-payment which occurs as the result of a good faith dispute;

(f)

The Borrower becoming the subject of a proceeding under any bankruptcy or insolvency law and the Borrower shall acquiesce to, or fail to have dismissed, within sixty (60) days of initiation, any petition filed against it in any involuntary case under such bankruptcy laws;

(g)

The Borrower having a receiver or liquidator appointed for any part of its business or property;

(h)

The Borrower making an assignment for the benefit of creditors; or

(i)

The Borrower admits in writing its inability to pay its debts as they mature.

SECTION V

CONDITIONS TO THE LOAN

5.01

Conditions Precedent to the Loan.  The obligation of Lender to make the Loan hereunder is subject to the Lender having received the following, in form and substance satisfactory to Lender.

(a)

Note.  The Note duly executed by the Borrower;

(b)

Security Agreement.  The Security Agreement duly executed by the Borrower and the Lender; and

(c)

Agreement.  This Agreement duly executed by the Borrower and Lender.

SECTION VI

MISCELLANEOUS

6.1.

Expenses.  The Borrower shall, on demand, pay or reimburse the Lender for all reasonable and documented out-of-pocket expenses (including attorneys’ fees) incurred or paid by the Lender in connection with the enforcement of any obligation of the Borrower or exercise of any right of the Lender thereunder.

6.2.

Term of Agreement.  This Agreement shall continue in force and effect so long as any of the Loan or any other obligation (other than any unasserted claims for expense reimbursement) under the Loan Documents shall be outstanding.

6.3.

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts or in the federal courts located in Santa Clara County, State of California.  Both parties agree to submit to the personal jurisdiction of such courts. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue in any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The parties executing this Agreement and the other Loan Document agree to submit to the jurisdiction of such courts and hereby irrevocably waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees, costs and expenses.  In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Agreement. Nothing contained herein shall be deemed or operate to preclude the Lender from bringing suit or taking other legal action against the Borrower in any other jurisdiction where the Borrower hold assets to collect on the Borrower’s obligations to the Lender, to realize on any collateral or any other security for such obligations, or to enforce a judgment in another court in favor of the Lender.

6.4.

Amendments.  Neither this Agreement nor any provision hereof or thereof may be amended, waived, discharged or terminated except by a written instrument signed by the Lender and, in the case of amendments, by the Borrower.

6.5.

Binding Effect of an Agreement.  This Agreement shall be binding upon the Borrower and its respective successors and assigns and shall inure to the benefit of the Lender and its successors and assigns.

6.6.

Severability.  The invalidity or unenforceability of any one or more phrases, clauses or sections of this Agreement shall not affect the validity or enforceability of the remaining portions of it.

6.7.

Captions.  The captions and headings of the various sections and subsections of this Agreement are provided for convenience only and shall not be construed to modify the meaning of such sections or subsections.

6.8.

JURY WAIVER.  THE BORROWER HEREBY EXPRESSLY WAIVES ALL RIGHTS TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE RELATING, DIRECTLY OR INDIRECTLY, TO THE LOAN AND/OR OTHER LOAN DOCUMENTS (IF ANY) EXECUTED IN CONNECTION HEREWITH AND ALSO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA (AND THE FEDERAL COURTS SITUATED THEREIN) WITH RESPECT TO ALL CLAIMS CONCERNING THE LOAN AND/OR ANY COLLATERAL SECURING THEIR RESPECTIVE LIABILITIES TO LENDER.

6.9

Notices.  The parties agree that any notice upon it shall be deemed to be sufficiently given or served if it is in writing and is personally served or in lieu of personal service (i) is mailed by first class certified mail, postage prepaid or (ii) delivered via nationally recognized overnight courier service for which evidence of receipt is produced, addressed to each said party at the address first above written.  Any notice or demand so mailed shall be deemed received on the date of actual receipt or on the fifth business day after mailing, whichever first occurs.

6.10

Counterparts.

For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which deemed an original, but all of which shall constitute one and the same document.

6.11    Confidentiality.   The Lender  agrees to keep confidential all non-public information provided to it by Borrower or anyone on its behalf pursuant to this Agreement that is designated by the Borrower or its agent as  confidential; provided that nothing herein shall prevent the Lender from disclosing any such information (a) to any participant or assignee (each, a “Transferee”) or prospective Transferee that agrees in writing to comply with the provisions of this Section or substantially equivalent provisions, (b) to any of its employees, directors, agents, attorneys, accountants and other professional advisors, (c) upon the request or demand of any governmental authority having jurisdiction over it, (d) in response to any order of any court or other governmental authority or as may otherwise be required pursuant to any requirement of law (in which case the Lender shall inform the Borrower promptly thereof in writing), (e) in connection with any litigation or similar proceeding (in which case the Lender shall inform the Borrower promptly thereof in writing), (f) that has been publicly disclosed other than in breach of this Section, and  (g) in connection with the exercise of any remedy hereunder or under any other Loan Document.  Notwithstanding anything herein to the contrary, any party subject to confidentiality obligations hereunder or under any other related document (and any employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, such party’s U.S. federal income tax treatment and tax structure of the transactions contemplated by this Agreement relating to such party and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure.  However, no such party shall disclose any information relating to such tax treatment or tax structure to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws.  The agreements in this Section shall survive repayment of the Loan and all other amounts payable hereunder.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as an instrument under seal as of the day and year first above written.

BORROWER:

AIRPATROL CORPORATION

By:	/s/ Cleve Adams
Name:	Cleve Adams
Title:	CEO

LENDER:

SYSOREX GLOBAL HOLDINGS CORP.

By:	Nadir Ali
Name:	Nadir Ali
Title:	CEO